Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Fourth Quarter and Full-Year 2025 Results

Continued Strong Progress Against Transformation Plan Driving Operational Improvements; Board of Directors Approves a $5,000,000 Share Repurchase Program

PITTSBURGH, PA – February 19, 2026 - Mastech Digital, Inc. (NYSE American: MHH) (“Mastech Digital”), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full-year ended December 31, 2025. Additionally, the Company announced that the Board of Directors authorized a share repurchase program of up to $5,000,000 of the Company’s common stock, which shall remain open until the limit is reached or the Board terminates the program.

Fourth Quarter 2025 Financial Highlights:

•
Total consolidated revenues of $45.5 million, reflecting a decrease of 10.4% on a year-over-year basis, and a decrease of 6.3% on a sequential basis from the third quarter of 2025.
•
Data and Analytics Services segment revenues of $7.8 million, compared to $10.3 million in the fourth quarter of 2024, as cautious client spending and elongated decision-making cycles continued.
•
IT Staffing Services segment revenues of $37.7 million, compared to $40.5 million in the fourth quarter of 2024, due to a decrease in billable consultants.
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Gross profits of $12.9 million, compared to $14.7 million in the fourth quarter of 2024 and $13.5 million in the third quarter of 2025.
•
Gross margins of 28.3% decreased by 70-basis points on a year-on-year basis and increased by 50-basis points on a sequential basis from the third quarter of 2025.
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GAAP net income of $1.0 million, compared to $0.3 million in the fourth quarter of 2024 and $0.9 million in the third quarter of 2025. Non-GAAP net income of $2.5 million, compared to $2.8 million in the fourth quarter of 2024 and $3.5 million in the third quarter of 2025. Results for the fourth quarter of 2025 included $0.7 million of severance and Finance & Accounting transition costs, while the third quarter of 2025 included $2.0 million of severance and Finance & Accounting transition costs. The fourth quarter of 2024 included $2.1 million of severance costs.
•
GAAP diluted earnings (loss) per share of $0.08, compared to $0.02 per share in the fourth quarter of 2024 and $0.08 per share in the third quarter of 2025.
•
Non-GAAP diluted earnings per share of $0.21, compared to $0.23 per share in the fourth quarter of 2024 and $0.29 per share in the third quarter of 2025.
•
During the fourth quarter, the Company repurchased 90,900 shares of Mastech Digital common stock under the previously announced share repurchase program authorized by our Board of Directors, for a total investment of approximately $0.7 million.

Full-Year 2025 Financial Highlights:

•
Total consolidated revenues of $191.4 million, compared to $198.9 million for the full year of 2024, reflecting a decrease of 3.8% on a year-over-year basis.
•
Data and Analytics Services segment revenues of $33.3 million for the full year of 2025, compared to $36.6 million for the full year of 2024, reflecting a decrease of 9.1% on a year-over-year basis.

•
IT Staffing Services segment revenues of $158.1 million for the full year of 2025, compared to $162.3 million for the full year of 2024, reflecting a decrease of 2.6% on a year-over-year basis.
•
Gross profits of $53.1 million or 27.9% of total revenue, compared to $55.6 million or 27.9% of revenue for 2024.
•
GAAP net income of $0.6 million for 2025, compared to $3.4 million for 2024. Non-GAAP net income of $8.6 million for 2025, compared to $8.6 million for 2024.
•
GAAP diluted earnings per share of $0.05 for 2025, compared to $0.28 per share for 2024.
•
Non-GAAP diluted earnings per share of $0.72 for 2025, compared to $0.71 per share for 2024.

During the full-year 2025, the Company repurchased 299,523 shares of Mastech Digital common stock under the previously announced share repurchase program authorized by our Board of Directors, for a total investment of approximately $2.2 million.

Nirav Patel, Mastech Digital’s President and Chief Executive Officer, stated, "We are pleased with our continued strong progress against our transformation plan to drive operational improvements across the enterprise. During the third quarter of 2025, we launched our EDGE (Efficiencies Driving Growth and Expansion) initiative, and we maintained our positive momentum during the fourth quarter of 2025 as we advanced our focus on optimizing our organization and operating model. We are also pleased to see our revenue and earnings results during the fourth quarter of 2025 coming ahead of our expectations.

2025 was a year of transition for us. We have mobilized our organization towards a new direction while delivering meaningful improvement in our operational efficiency and financial rigor, the fruits of which we believe are already reflected in our earnings. As we look ahead, we view 2026 to be a year of execution. We believe the strategic actions we took last year have established a solid foundation and have put us in a position of strength as we implement our transformation agenda. We plan to continue accelerating our investments in strategic growth priorities including Data and AI.”

Share Repurchase Authorization

The share repurchase program is currently in effect and repurchases may occur from time to time through privately negotiated transactions, through block purchases, or by any combination of such methods, and may be modified, suspended or terminated at any time at the discretion of the Company's Board of Directors. The timing and actual number of shares repurchased (if any) will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call:

Mastech Digital will host a conference call to discuss the Company’s fourth quarter and full-year 2025 financial results on February 19, 2025 at 9:00 a.m. Eastern Time. To join the call telephonically, please register at https://register-conf.media-server.com/register/BId934e909986147bf883a3c784d353d76. Once registered, participants will receive the dial-in information and a unique PIN to access the call. The dial-in information and unique PIN will be sent to the email used to register for the call. The unique PIN is exclusive to the registrant and can only be used by one person at a time.

A live audio webcast of the conference call can be accessed through the Investors section of Mastech Digital’s website at http://www.mastechdigital.com, and a webcast replay will be accessible for a limited time following the scheduled call.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India. Visit us at www.mastechdigital.com.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets:We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Severance charges: From time to time, we incur severance expenses related to the termination by the Company of leadership and other key personnel. During the third quarter of 2025, we recorded severance charges associated with strategic initiatives we undertook to better align our organizational structure with our long-term growth objectives. During the third quarter of 2025, the Company recognized $0.3 million of severance expense within cost of goods sold. As this amount was not allocated to the reportable segments, the non-allocated charge contributed to a gross margin variance between the supplemental segment presentation and the consolidated financial results. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Finance and accounting transition expense: During the first quarter of 2025, the Company’s Board of Directors made the decision to implement a long-term cost-cutting initiative to transition the Company’s finance and accounting functions to India. During 2025, the Company expects to incur additional costs related to the duplication of resources and travel expenses during the training and knowledge transfer process. Additionally, the Company expects to pay severance expense related to this initiative. The Company estimates total transition and severance expenses to approximate $2.0 million. Post-transition cost savings are expected to approximate $1.2 million per annum. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to, projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, statements regarding the terms, timing, logistics and conditions of the Company's share repurchase program, and projections of and statements regarding the Company’s operations, business, expected financial results, performance, prospects, opportunities, priorities, ongoing objectives, strategies and outlook (including the timing, effectiveness and anticipated results of the Company’s EDGE initiative and other Company initiatives, strategies, business plans and models). These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the Company’s strategies, initiatives and expectations concerning its operations and operating results, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024.

# # #

For more information, contact:
Liz Morgan, +1 972-896-1771
Investors@mastechdigital.com

Mastech Digital, Inc.

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$36,533	$27,742
Accounts receivable, net	26,396	31,443
Prepaid and other current assets	5,647	7,020
Total current assets	68,576	66,205
Equipment, enterprise software and leasehold improvements, net	1,557	1,998

Operating lease right-of-use assets, net	2,534	3,832
Deferred income taxes	2,583	1,298
Deferred financing costs, net	95	189
Deferred compensation, net	1,000	-
Non-current deposits	530	444
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	7,755	10,308
Total assets	$111,840	$111,484
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,451	$4,683
Current portion of operating lease liability	1,283	1,265
Accrued payroll and related costs	15,391	13,750
Other accrued liabilities	939	879
Total current liabilities	21,064	20,577
Long-term liabilities:
Long-term operating lease liability, less current portion	1,138	2,486
Long-term severance liability	330	987
Total liabilities	22,532	24,050
Shareholders' equity:
Common stock, par value $0.01 per share	137	135
Additional paid-in capital	42,515	38,277
Retained earnings	56,427	55,817
Accumulated other comprehensive income (loss)	(2,640)	(1,910)
Treasury stock, at cost	(7,131)	(4,885)
Total shareholders' equity	89,308	87,434
Total liabilities and shareholders' equity	$111,840	$111,484

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2025	2024	2025	2024
Revenues	$45,461	$50,747	$191,371	$198,943
Cost of revenues	32,578	36,032	138,315	143,346
Gross profit	12,883	14,715	53,056	55,597
Selling, general and administrative expenses	11,876	14,650	53,055	51,806
Income (loss) from operations	1,007	65	1	3,791
Other income/(expense), net	372	260	1,061	633
Income (loss) before income taxes	1,379	325	1,062	4,424
Income tax expense (benefit)	407	28	453	1,022
Net income (loss)	$972	$297	$609	$3,402
Earnings (loss) per share:
Basic	$0.08	$0.03	$0.05	$0.29
Diluted	$0.08	$0.02	$0.05	$0.28
Weighted average common shares outstanding:
Basic	11,705	11,713	11,747	11,669
Diluted	11,823	12,191	11,950	12,014

MASTECH DIGITAL, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2025	2024	2025	2024
GAAP Net Income (Loss)	$972	$297	$609	$3,402
Adjustments:
Amortization of acquired intangible assets	604	650	2,553	2,693
Stock-based compensation	780	647	3,118	2,200
Severance expense	370	2,083	3,095	2,083
Finance and accounting transition expense	299	-	1,924	-
Income tax adjustments	(526)	(875)	(2,747)	(1,795)
Non-GAAP Net Income	$2,499	$2,802	$8,552	$8,583
GAAP Diluted Earnings (Loss) Per Share	$0.08	$0.02	$0.05	$0.28
Non-GAAP Diluted Earnings Per Share	$0.21	$0.23	$0.72	$0.71
Weighted average common shares outstanding:
GAAP Diluted Shares	11,823	12,191	11,950	12,014
Non-GAAP Diluted Shares	11,823	12,191	11,950	12,014

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended December 31,		Year-ended December 31,
	2025	2024	2025	2024
Revenues:
Data and analytics services	$7,816	$10,284	$33,275	$36,625
IT staffing services	37,645	40,463	158,096	162,318
Total revenues	$45,461	$50,747	$191,371	$198,943
Gross Margin %:
Data and analytics services	49.8%	49.5%	46.2%	49.1%
IT staffing services	23.9%	23.8%	24.0%	23.2%
Total gross margin %[1]	28.3%	29.0%	27.9%	27.9%
Segment Operating Income (Loss):
Data and analytics services	$(252)	$1,809	$(221)	$3,244
IT staffing services	2,532	989	7,794	5,323
Subtotal	2,280	2,798	7,573	8,567
Amortization of acquired intangible assets	(604)	(650)	(2,553)	(2,693)
Severance expense	(370)	(2,083)	(3,095)	(2,083)
Finance and accounting transition expense	(299)	-	(1,924)	-
Interest income and other, net	372	260	1,061	633
Income (loss) before income taxes	$1,379	$325	$1,062	$4,424

(1) Gross margin differences between the supplemental segment and consolidated results primarily reflect non-allocated severance expense of $0.3 million recorded in cost of goods sold during the third quarter of 2025.